EXHIBIT 99.1
                                                                    ------------

Val Heusinkveld                             Amy Childress
Extended Systems                            Extended Systems Media Relations
208-322-7575, ext. 6276                     208-287-6083
val.heusinkveld@extendedsystems.com         amy.childress@extendedsystems.com
-----------------------------------         ---------------------------------


      EXTENDED SYSTEMS REPORTS PROFITABILITY ON 17% YEAR-OVER-YEAR REVENUE

                     GROWTH IN SECOND QUARTER OF FISCAL 2005

              NET INCOME OF $.07 PER SHARE REPORTED FOR THE QUARTER

BOISE, Idaho--(January 25, 2005)--Extended Systems Incorporated (NASDAQ: XTNDE), a leading provider of mobile application solutions for the enterprise, today reported net revenue of $9.94 million for the second quarter of fiscal 2005 ended December 31, 2004. This represents increases of 17% over net revenue of $8.51 million for the second quarter of fiscal 2004 and 27% over net revenue of $7.85 million for the first quarter of fiscal 2005. The Company attributed the revenue growth to a combination of factors including completion of a significant OEM agreement, device manufacturer customers reporting additional royalties related to prior quarters, and favorable currency exchange rates on revenue generated in Europe.

The Company reported net income of $1.1 million, or $0.07 per share, for the second quarter of fiscal 2005, compared to net income of $459,000, or $0.03 per share, for the same quarter last year, and net income of $47,000, or breakeven per share, for the first quarter of fiscal 2005. Net income for the second quarter of the last fiscal year included a one-time gain of $1.1 million, or $0.07 cents per share, from the sale of land. Income from operations was $1.33 million for the second fiscal quarter of 2005 compared to a loss from operations of $474,000 for the same quarter last year and income from operations of $202,000 for the first quarter of fiscal 2005. Cash and cash equivalents were $5.14 million as of December 31, 2004, compared to $7.12 million as of September 30, 2004 and $7.23 million at June 30, 2004. The decline in cash is the result of a higher investment in working capital at the end of the quarter.

"Our financial performance in the second quarter recognizes the many months of hard work by our people and our partners. Our profit levels exceeded expectations and I am optimistic about the Company's prospects going forward," said Charles Jepson, President and CEO. "License revenue from our enterprise mobility product line grew 22% over the year-ago quarter. In addition to benefiting from exchange rates on European sales, revenue growth from these products resulted from a major groupware provider purchasing our technology for incorporation into its product, as well as from growing demand from our installed customer base and new successes with Global 2000 companies," Jepson continued.

"Our professional services group experienced revenue growth as a result of projects from both current and new customers. Our services group is a key competitive advantage to enable our customers to implement complex mobile applications. We are optimistic that the project success of our professional services group will lead to increased license sales of Extended Systems' products in the future," said Jepson.

As previously announced, on December 29, 2004 the Company engaged Grant Thornton LLP as its independent registered public accounting firm for the fiscal year ended June 30, 2005. The Company expects to file an amended Form 10-Q/A for the first quarter of fiscal 2005 on January 26, 2005. The Company believes filing the amended Form 10-Q/A will bring the Company into compliance with the Nasdaq National Market continued listing requirements and the Company will immediately petition the Nasdaq Listing Qualifications Panel for a determination that the Company has remedied its filing delinquency and that it is in compliance with all other requirements for continued listing. The fifth character "E" will remain appended to the Company's trading symbol pending such a determination.

     OTHER HIGHLIGHTS INCLUDED:

     o Announced that the OneBridge Mobile Platform is the underlying enabling technology for Weight Watchers On-the-Go - the industry's first mobile weight-loss application that synchronizes with a subscriber account on WeightWatchers.com.

     o Announced the availability of XTNDAccess Device Management SDK, a full-featured toolkit that enables manufacturers to embed industry-standard device management client protocols into cell phones. As part of an overall device management strategy, XTNDAccess Device Management SDK enables carriers to perform firmware patch upgrades over-the-air. Quanta, an ODM handset manufacturer based in Taiwan, has licensed XTNDAccess Device Management SDK.

     o Released a new module for OneBridge Mobile Platform, enabling enterprises to extend business-critical enterprise applications to Java-based BlackBerry Wireless Handhelds(TM) via the Mobile Data Service feature oF BlackBerry Enterprise Server(TM). OneBridge's support for Java-based BlackBerry(R) devices means that BlackBErry users will be able to access OneBridge Mobile Solutions' range of wireless business applications.

     o Provided several enhancements to the OneBridge Mobile Platform with notable new features including extended administrator provisioning controls for managing devices, optimized Palm OS(R) synchronization, and expanded device support.

     o Filed a lawsuit against Agilent Technologies Singapore Pte. Ltd., a subsidiary of Agilent Technologies, Inc. (NYSE: A), in the United States District Court for the District of Idaho. The lawsuit asserts Agilent has failed to provide complete or accurate reports of the number of royalty bearing units shipped and failed to make royalty payments required under the terms of a July 2002 agreement with Agilent. Under the agreement, Agilent agreed to pay Extended Systems specific royalties for its IrDA and IrFM software used with Agilent transceivers in Samsung telephones.

     o Appointed Neal Benz, who brings over 25 years of software development experience to the Company, to direct worldwide research and development efforts. Kerrin Pease, who previously held the vice president of research and development position, left to pursue other interests. In January 2005 Jeffrey Siegel, the Company's former chief marketing officer, left to pursue other interests.


BUSINESS OUTLOOK

The Company said that it expects net revenue for the third fiscal quarter of 2005 to range between $8.5 million and $9.5 million, compared with $8.3 million for the same quarter last year. The Company expects operating expenses, including cost of license fees and royalties and cost of services, to range between $8.2 million and $8.3 million for the third quarter, which would result in operating income ranging between $300,000 and $1.2 million, and net income per fully diluted share ranging between breakeven and $0.06. This outlook assumes diluted outstanding shares of 15.3 million. The Company also said this preliminary guidance could be positively impacted if large opportunities already in the pipeline develop and close in the quarter.


CONFERENCE CALL

Extended Systems will hold a conference call today at 5 p.m. Eastern to discuss its quarterly financial results, business highlights and outlook. Those wishing to participate should call 877-407-9205 (International dial 201-689-8054) at approximately 4:50 p.m. Eastern.

A simultaneous live webcast and replay of the call will be available on Extended Systems' web site at www.extendedsystems.com/q2call and at www.vcall.com. A replay of the call will also be available by telephone through January 26, 2005 at 877-660-6853 (International dial 201-612-7415), account number 1628 and conference ID number 134618.


ABOUT EXTENDED SYSTEMS

Extended Systems provides the expertise, strategy and solutions to help enterprise organizations streamline their business processes through mobile technology. The Company's OneBridge mobile solutions suite enables companies to mobilize critical enterprise applications such as e-mail, field service, sales force automation (SFA), enterprise resource planning (ERP) and customer relationship management (CRM). Extended Systems has more than 2,500 enterprise customers worldwide and key alliance relationships. Founded in 1984, Extended Systems has offices and subsidiaries in the United States and worldwide. For more information, call 1-800-235-7576 or visit the Company web site.

                                       ###

This press release contains forward-looking statements, including statements relating to the Company's position as a leading provider of mobile application solutions for the enterprise; the Company's future prospects; the success of the Company's professional services group; filing an amended Form 10-Q/A for the first quarter of fiscal 2005; the Company's continued listing on the Nasdaq National Market; the ongoing success of the Company's OneBridge and XTNDAccess products; the Company's ongoing relationships with WeightWatchers.com and Quanta; the outcome of the Company's lawsuit filed against Agilent Technologies Singapore Pte. Ltd.; and the Company's expectations concerning revenue, operating expenses, operating income, and earnings per share for the third quarter of fiscal 2005. These statements are subject to risks and uncertainties. These risks and uncertainties include the success of the Company's customer relationships and other key business relationships, overall economic conditions and the level of information technology spending by existing and potential customers, the risk that The Nasdaq Listing Qualifications Panel may determine the Company remains noncompliant with requirements for continued listing, the timing of purchases by significant customers, the perceived and realized benefits of mobile devices, the acceptance of specific industry-wide standards and protocols, the timely development and acceptance of new products and technologies, the risks associated with development of new products and product enhancements, the impact of competitive products and pricing, the risks associated with international sales and operations and other risks as detailed from time-to-time in the Company's SEC filings, including its 2004 Annual Report on Form 10-K filed on September 29, 2004 and its 2005 Quarterly Reports on Form 10-Q.

EXTENDED SYSTEMS INCORPORATED

CONSOLIDATED STATEMENT OF OPERATIONS DATA
(IN THOUSANDS, EXCEPT PAR VALUE PER SHARE AMOUNTS)
(UNAUDITED)

                                                      THREE MONTHS ENDED DECEMBER 31,      SIX MONTHS ENDED DECEMBER 31,
                                                         -------------------------           -------------------------
                                                            2004          2003                 2004           2003
                                                         ----------     ----------           ----------     ----------
Revenue:
   License fees and royalties .......................    $    7,640     $    7,057           $   13,441     $   12,828
   Services and other ...............................         2,301          1,450                4,346          3,234
                                                         ----------     ----------           ----------     ----------

        Total net revenue ...........................         9,941          8,507               17,787         16,062

Costs and expenses:
   Cost of license fees and royalties ...............           129            144                  196            226
   Cost of services and other .......................         1,060          1,033                1,945          2,136
   Amortization of identifiable intangibles .........            43            155                  117            344
   Research and development .........................         1,918          1,496                3,628          3,164
   Marketing and sales ..............................         3,819          3,490                7,203          6,684
   General and administrative .......................         1,354          1,458                2,730          2,639
   Restructuring charges ............................            --            261                   --          1,329
   Patent litigation fees, license and settlement ...            --            776                   --          1,345
   Non-cash stock compensation ......................           291            168                  439            168
                                                         ----------     ----------           ----------     ----------

        Total costs and expenses ....................         8,614          8,981               16,258         18,035
        Income (loss) from operations ...............         1,327           (474)               1,529         (1,973)
Other income (expense), net .........................           (91)           (18)                 (88)            42
Gain on sale of land ................................            --          1,058                   --          1,058
Interest expense ....................................          (133)          (145)                (266)          (179)
                                                         ----------     ----------           ----------     ----------

        Income (loss) before income taxes ...........         1,103            421                1,175         (1,052)
Income tax provision ................................             7              9                   32             13
                                                         ----------     ----------           ----------     ----------

        Income (loss) from continuing operations ....         1,096            412                1,143         (1,065)

Income from discontinued operations, net of tax .....            --             47                   --             88
                                                         ----------     ----------           ----------     ----------

        Net income (loss) ...........................    $    1,096     $      459           $    1,143     $     (977)
                                                         ==========     ==========           ==========     ==========

Earnings (loss) per share from continuing operations:
   Basic ............................................    $     0.07     $     0.03           $     0.07     $    (0.08)
   Diluted ..........................................    $     0.07     $     0.03           $     0.07     $    (0.08)

Earnings per share from discontinued operations:
   Basic ............................................    $     0.00     $     0.00           $     0.00     $     0.01
   Diluted ..........................................    $     0.00     $     0.00           $     0.00     $     0.01

Earnings (loss) per share:
   Basic ............................................    $     0.07     $     0.03           $     0.07     $    (0.07)
   Diluted ..........................................    $     0.07     $     0.03           $     0.07     $    (0.07)

Number of shares used in per share calculations:
   Basic ............................................        15,119         14,083               15,104         14,036
   Diluted ..........................................        15,207         14,597               15,264         14,036

EXTENDED SYSTEMS INCORPORATED

CONSOLIDATED BALANCE SHEET DATA
(IN THOUSANDS, EXCEPT PAR VALUE PER SHARE AMOUNTS)
(UNAUDITED)

                                                                               DECEMBER 31,       JUNE 30,
                                                                                   2004             2004
                                                                               ------------     ------------
ASSETS
------
Current:
   Cash and cash equivalents ..............................................    $      5,140     $      7,225
   Receivables, net of allowances of $633 and $446 ........................           9,819            6,772
   Prepaid and other ......................................................           1,077            1,449
                                                                               ------------     ------------
        Total current assets ..............................................          16,036           15,446

Property and equipment, net ...............................................           4,142            4,331
Construction in progress ..................................................             911              384
Goodwill ..................................................................          12,489           12,489
Intangibles, net ..........................................................             459              576
Other long-term assets ....................................................             122              130
                                                                               ------------     ------------
        Total assets ......................................................    $     34,159     $     33,356
                                                                               ============     ============


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current:
   Accounts payable .......................................................    $      1,675     $      1,664
   Accrued expenses .......................................................           4,283            3,531
   Deferred revenue .......................................................           3,169            3,569
   Accrued restructuring ..................................................              --              116
   Current portion of long-term debt ......................................             108              325
   Current portion of capital leases ......................................              20               25
                                                                               ------------     ------------
        Total current liabilities .........................................           9,255            9,230

Non-current:
   Long-term debt .........................................................           4,800            4,800
   Capital leases .........................................................              11               17
   Other long-term liabilities ............................................             153              153
                                                                               ------------     ------------
        Total non-current liabilities .....................................           4,964            4,970
                                                                               ------------     ------------
        Total liabilities .................................................          14,219           14,200


Stockholders' equity:
   Preferred Stock; $0.001 par value per share, 5,000 shares authorized;
      no shares issued or outstanding .....................................              --               --
   Common stock; $0.001 par value per share, 75,000 shares authorized;
      15,170 and 15,078 shares issued and outstanding .....................              15               15
   Additional paid-in capital .............................................          48,453           48,005
   Treasury stock; $0.001 par value per share, 4 and 0 common shares ......              --               --
   Accumulated deficit ....................................................         (25,991)         (27,134)
   Unamortized stock-based compensation ...................................            (139)            (231)
   Accumulated other comprehensive loss ...................................          (2,398)          (1,499)
                                                                               ------------     ------------
        Total stockholders' equity ........................................          19,940           19,156
                                                                               ------------     ------------
        Total liabilities and stockholders' equity ........................    $     34,159     $     33,356
                                                                               ============     ============